                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (date of earliest event reported):  October 22, 1999


                           LCC INTERNATIONAL, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

            Delaware                   0-21213                   54-1807038
--------------------------------     ----------------          --------------
(State or Other Jurisdiction         (Commission               (IRS Employer
of Incorporation)                    File Number)              Identification
                                                               Number)

7925 Jones Branch Drive
McLean, VA                                                           22102
---------------------------------------                     --------------------
(Address of Principal Executive Offices)                           (Zip Code)

      Registrant's telephone number, including area code:  (703) 873-2000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 22, 1999, LCC International, Inc. (the "Company") sold its products businesses, which consist of the design, development, manufacture, marketing, sale and servicing of field testing and measurement products (and related software) and network planning software for the wireless communications industry (the "Products Businesses"), to Ericsson Radio Systems AB, a Swedish corporation, and certain of its affiliates ("Ericsson"), pursuant to an Asset Purchase Agreement, dated as of August 25, 1999, between the Company, LCC Europe AS, a Norwegian limited liability corporation and wholly-owned subsidiary of the Company ("LCC Europe"), and Ericsson (the "Agreement").

         Pursuant to the Agreement, the Company transferred substantially all of the assets of the Products Businesses, including substantially all of the assets of LCC Europe, for a purchase price of approximately $22.5 million, which is subject to a post-closing adjustment to be made based upon any differences in the net asset value of the Products Businesses as of March 31, 1999 and as of the closing date (the "Post-Closing Purchase Price Adjustment") as well as post-closing collection of certain accounts receivable of the Products Business sold to Ericsson as part of the transaction. The purchase price was determined by negotiation between the Company and Ericsson. In addition, Ericsson assumed certain of the liabilities of the Products Businesses, including, among others, certain liabilities arising with respect to the Products Businesses in the ordinary course of business consistent with past practice and certain liabilities arising under assumed contracts. As part of the transaction, the Company and LCC Europe entered into product supply agreements and a software license and related support agreement with Ericsson pursuant to which the Company will purchase or license certain of the products which were sold to Ericsson.

         To date, the Company has received cash proceeds from the transaction of approximately $19 million, of which approximately $17 million was applied at the closing to payment of the Company's outstanding balance under its credit facility, with the balance used to fund current operating activities. Additional cash proceeds may be payable upon completion of the Post-Closing Purchase Price Adjustment, which is expected to occur by December 1, 1999, and post-closing collections of certain of the accounts receivable sold to Ericsson. The Company expects to realize a one-time pre-tax gain from the transaction of approximately $4 million, subject to any adjustments arising out of the Post-Closing Purchase Price Adjustment and the actual post- closing accounts receivable collections. Subject to such adjustments, the gain realized from the transaction was sufficient to offset the operating losses of the Products Businesses for the period January 1, 1999 to the closing date. The transaction will be recorded as part of the Company's fourth quarter results.

         The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement and the supplemental letter thereto executed by LCC, LCC Europe AS and Ericsson at the closing of the transaction, copies of which have been filed as exhibits hereto.

ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS

                 (b) Pro Forma Financial Information

                 Included herewith are the following unaudited pro forma financial information for the registrant:

                 Unaudited Condensed Consolidated Balance Sheet as of June 30, 1999.

                 Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheets (Unaudited).

                 (c) Exhibits

2.1 Asset Purchase Agreement, dated as of August 25, 1999, between LCC International, Inc., LCC Europe AS and Ericsson Radio Systems AB.

2.2 Letter, dated October 22, 1999, among LCC International, Inc., LCC Europe AS and Ericsson Radio Systems AB.

99 Press Release, dated October 25, 1999, regarding the sale of the Product Divisions to Ericsson.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

The following unaudited pro forma condensed consolidated balance sheets give effect to the sale by LCC International, Inc. (the "Company") and LCC Europe AS ("LCC Europe") of substantially all of the assets of the the Company's products businesses, which consist of the design, development, manufacture, marketing, sale and servicing of field testing and measurement products (and related software) and network planning software for the wireless communications industry, including substantially all of the assets of LCC Europe (the "Products Businesses"), to Ericsson Radio Systems AB, a Swedish corporation, and certain of its affiliates ("Ericsson") and the assumption by Ericsson of certain liabilities of the Products Businesses. The sale was consummated on October 22, 1999.

The unaudited pro forma condensed consolidated balance sheets have been prepared as if the sale was consummated as of June 30, 1999.

The pro forma condensed consolidated balance sheets are presented for informational purposes only and do not purport to represent what LCC International, Inc. and Subsidiaries' consolidated financial position would have been had the sale in fact occurred on the date assumed nor do they represent a forecast of the consolidated financial position or results of operations for any future period. The pro forma condensed consolidate balance sheets should be read in conjunctions with the historical financial statements and accompanying notes of the Company contained in the Company's Annual Report on Form 10-K dated March 30, 1999.

                    LCC INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               DECEMBER 31,          JUNE 30,       JUNE 30,
                                                                                   1998                1999            1999
                                                                              --------------      ------------    ------------
                                                                                                   (UNAUDITED)     (UNAUDITED,
                                                                                                                    PRO-FORMA)
                                                                                                                   (SEE NOTES)
ASSETS

Current Assets:
     Cash and cash equivalents                                                    $     4,240        $     3,859    $     6,598
     Short-term investments                                                               113                113            113
     Receivables, net of allowance for doubtful accounts of $10,453 and
          $8,089 at December 31, 1998 and June 30, 1999, respectively:
                    Trade accounts receivable                                          13,028             12,647         12,647
                    Due from related parties and affiliates                               611              1,347          1,347
                    Unbilled Receivables                                                6,078              4,498          4,498
     Deferred income taxes, net                                                        12,050              8,365          8,365
     Prepaid expenses and other current assets                                          3,072              2,863          2,863
     Net assets of discontinued operations                                              9,139             11,543              -
                                                                                  -----------        -----------    -----------
                       Total current assets                                            48,331             45,235         36,431
Property and equipment, net                                                            22,132             32,542         32,542
Deferred income taxes, net                                                             12,705             18,606         18,606
 Other assets                                                                           1,036              1,336          1,336
                                                                                  -----------        -----------    -----------
                                                                                  $    84,204        $    97,719    $    88,915
                                                                                  ===========        ===========    ===========

LIABILITIES AND SHAREHOLDERS' (DEFICIT):

Current liabilities:
     Line of credit                                                               $         -        $    11,961    $         -
     Convertible note payable                                                               -              5,000          5,000
     Accounts payable                                                                   4,637              5,808          5,808
     Accrued expenses                                                                   8,153              8,856          9,513
     Accrued employee compensation and benefits                                         9,702              9,904          9,904
     Deferred revenue                                                                     277                531            531
     Income taxes payable                                                               7,894              6,589          6,589
     Obligations under incentive plans                                                     55                  -              -
     Other current liabilities                                                          3,142              3,686          3,686
                                                                                  -----------        -----------    -----------
          Total current liabilities                                                    33,860             52,335         41,031
Convertible subordinated debt                                                          50,000             50,000         50,000
Other liabilities                                                                         115                 22             22
                                                                                  -----------        -----------    -----------
     Total liabilities                                                                 83,975            102,357         91,053
                                                                                  -----------        -----------    -----------

Preferred stock:
     10,000 shares authorized; -0- shares issued and outstanding                            -                  -              -

Class A common stock, $.01 par value:
70,000 shares authorized; 7,180 and 7,219 shares issued and outstanding
at December 31, 1998 and June 30, 1999, respectively                                       72                 72             72

Class B common stock, $.01 par value:
20,000 shares authorized; 8,461 shares issued and outstanding at December
31, 1998 and June 30, 1999                                                                 85                 85             85

Paid-in capital                                                                        37,130             37,462         37,462
Accumulated deficit                                                                   (33,590)           (38,649)       (36,149)
Note receivable from shareholder                                                       (2,100)            (2,100)        (2,100)
                                                                                  -----------        -----------    -----------
     Subtotal                                                                           1,597             (3,130)          (630)

Accumulated other comprehensive loss - foreign currency translation
  adjustments                                                                          (1,368)            (1,508)        (1,508)
                                                                                  -----------        -----------    -----------

     Total shareholders' equity (deficit)                                                 229             (4,638)        (2,138)
                                                                                  -----------        -----------    -----------
                                                                                  $    84,204        $    97,719    $    88,915
                                                                                  ===========        ===========    ===========


     See accompanying notes to condensed consolidated financial statements.

                    LCC INTERNATIONAL, INC. AND SUBSIDIARIES
          NOTES TO THE PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

         The Pro-forma Condensed Consolidated Balance Sheets were prepared using the latest available Form 10-Q, for the period ended June 30, 1999. Key assumptions used are:

         Shareholders Equity (Deficit) - The Company anticipates to realize a one-time pre-tax gain from the Products Businesses sale of approximately $4.0 million. The actual purchase price and gain could vary depending upon completion of post-closing purchase price adjustment. The post- closing purchase price ajustment is based upon any differences in the net assets value of the Products Businesses as of March 31, 1999 and as of the closing date (October 22, 1999) as well as post-closing collection of certain accounts receivables of the Products Business sold to Ericsson as part of the transaction. A tax provision was applied using a 37.5% tax rate, or $1.5 million. The actual tax liability may differ depending upon the tax basis of the assets and liabilities sold. This is determined by Ericsson and requires LCC concurrence, and is anticipated to be completed in December 1999.

         Net Assets of Discontinued Operations - The net assets of discontinued operations consists of the balance sheet and any operating losses from January 1999 to the closing date of October 22, 1999. It is anticipated the net assets of discontinued operations would increase $1.8 million between the June 30, 1999 Condensed Consolidated Balance Sheets and the balance on the closing date, with a corresponding adjustment to cash.

         Accrued Expenses - Reserves were established of $0.7 million to terminate or sublease facility leases and other unanticipated liabilities, relative to the Products Businesses, not assumed by Ericsson as part of the sale.

         Sale Proceeds - Net sale proceeds (sale proceeds less transaction costs and post-closing expenditures) of $18.0 million are anticipated from the sale. The proceeds were applied to the line of credit and any excess proceeds used to adjust the cash balance.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  November 8, 1999              LCC INTERNATIONAL, INC.



                                     By:  /s/ David N. Walker
                                        ----------------------------------------
                                         David N. Walker
                                         Senior Vice President, Treasurer
                                           and Chief Financial Officer

                                 EXHIBIT INDEX


                                                             PAGE NUMBER IN
EXHIBIT NUMBER                 EXHIBIT                 SEQUENTIAL NUMBERING SYSTEM
----------------------------------------------------------------------------------
         2.1     Asset Purchase Agreement, dated
                 as of August 25, 1999, between
                 LCC International, Inc., LCC Europe
                 AS and Ericsson Radio Systems AB.

         2.2     Letter, dated October 22, 1999,
                 among LCC International, Inc.,
                 LCC  Europe AS and Ericsson Radio
                 Systems AB.

         99      Press Release, dated October 25, 1999,
                 regarding the sale of
                 the Product Division to Ericsson.